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January 19, 2007
Columbia Laboratories, Inc.
354 Eisenhower Parkway
Livingston, New Jersey 07039
Ladies and Gentlemen:
     We have acted as counsel to Columbia Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 9,904,761 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company for resale from time to time by certain stockholders of the Company (the “Selling Stockholders”) identified in the prospectus (the “Prospectus”) which forms a part of the Registration Statement, in the manner described in the Prospectus, consisting of: (i) up to 7,619,047 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Company’s $39,999,999.75 principal amount of Subordinated Convertible Notes due December 31, 2011 (the “Notes”) and (ii) up to 2,285,714 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the warrants (the “Warrants”) dated as of December 22, 2006 issued and sold by the Company to the Selling Stockholders in connection with the initial issuance and sale of the Notes, in each case, subject to adjustment as described in the Prospectus.
     In rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments of the Company as we have deemed necessary or advisable for the purpose of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as copies. As to various questions of fact material to our opinion, we have relied on the representations of the Company.
     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) when the Conversion Shares have been duly issued upon conversion of the Notes in accordance with the terms of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable, and (ii) when the Warrant Shares have been duly issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

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Columbia Laboratories, Inc	2	January 19, 2007
     In rendering the opinions expressed herein, we have assumed that, at the time of each issuance of Conversion Shares and Warrant Shares, (a) the Restated Certificate of Incorporation of the Company, as amended and currently in effect, will not have been modified or amended and will be in full force and effect, (b) the authorization thereof by the Company will not have been modified or rescinded, and that there will be available a sufficient number of then authorized and unissued shares of Common Stock, and (c) the Conversion Shares and the Warrant Shares will be issued at a price per share not less than the per share par value of the Common Stock.
     The opinion expressed herein is limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction. As used herein, the “Delaware General Corporation Law” includes the statutory provisions contained therein and reported judicial decisions interpreting those laws.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Kaye Scholer LLP

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